Exhibit 99.1

Restaurant Acquisition Partners, Inc. Announces the Separate Trading of Its Common Stock and Warrants
Company Continuing to Implement Plans to Acquire a Restaurant Chain for Growth In Casual Dining, Quick Casual Dining or Quick Service Segment

Orlando, Florida, February 5, 2007 -- Restaurant Acquisition Partners, Inc. (the “Company”) (RAQPU.OB - OTC Bulletin Board) today announced that the securities comprising each unit sold in its $20 million Initial Public Offering (“IPO”) completed in December 2006, one share of common stock and two warrants, will begin trading separately on February 7, 2007 as authorized by Capital Growth Financial LLC, the lead underwriter for the IPO. The common stock and the warrants will trade on the OTC Bulletin Board under the symbols “RAQP” and “RAQPW”, respectively. Each warrant will become exercisable on the later of the completion of a business combination and December 20, 2007, at which time each warrant is exercisable to purchase one share of common stock at $4.50 through December 20, 2010.

Restaurant Acquisition Partners, Inc., the first blank check company founded by restaurant industry executives specifically targeting the restaurant industry, has begun its pursuit of an acquisition of a high growth potential casual dining, quick-casual or quick-service restaurant chain.

“We are looking to purchase a chain with a quality concept, a track record of sales and earnings performance and an excellent potential to grow. We expect the concept we acquire will be one with strong market positioning and customer appeal, proven regional success, strong unit level economics and one readily expandable via company operated development or through franchising,” Christopher R. Thomas, President and CEO said.

The Company’s founders and executive management team of Clyde E. Culp III (Chairman), Christopher R. Thomas and John M. Creed (Vice President and Secretary), have more than 90 years of combined experience in restaurant industry executive, financial, development and operational management. “All three executives have led major acquisitions and divestitures in the restaurant industry. In addition, all of them have a strong commitment to and expertise in growing restaurant companies and creating shareholder value as well as extensive operating experience with full service, quick casual and fast food chain restaurants,” Mr. Culp said.

For more information on the Company’s units, common stock and warrants please refer to the Company’s prospectus dated December 15, 2006, a copy of which can be obtained on the Securities and Exchange Commission (“SEC”) website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations and projections about future events and may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Factors beyond the Company’s control that might cause the Company’s actual results to differ materially from such forward-looking statements include, but are not limited to: general economic conditions, geopolitical events or regulatory changes, consumer spending levels, the uncertainty of public response to the Company’s properties, significant competition in the restaurant industry, costs associated with continued compliance with government regulations and the ability of the Company to successfully implement its business strategy. These and other relevant risks are detailed in the Company’s filings with the SEC.

FOR FURTHER INFORMATION:
Christopher R. Thomas
407.240.9190